Medical Services Agreement

This Medical Services Agreement (the “Agreement”) is made and effective on the date of the last signatory to the MSA (the “Effective Date”) by and between Lawrence Weiss, M.D., Inc., a California professional corporation (the “Medical Group”), with its mailing address at XXXXX and NeoGenomics Laboratories, Inc., a Florida corporation (together with its affiliates, “NeoGenomics”), with its mailing address at 12701 Commonwealth Dr., Suite 9, Fort Myers, FL 33913. NeoGenomics and Medical Group are each hereunder referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, NeoGenomics operates clinical laboratories, licensed in accordance with the California Business and Professions Code, Sections 1200 et. seq. and the regulations adopted pursuant thereto, and the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. §263a) and the regulations adopted pursuant thereto (“CLIA”), and such laboratories owned and operated by NeoGenomics in other states (each of the forgoing, a “Laboratory” and collectively with any successor or additional laboratories that may be operated by NeoGenomics in the future, the “Laboratories”), in which it performs the technical component of certain high-complexity pathology tests (“Diagnostic Tests”); and

WHEREAS, NeoGenomics requires the professional services of Medical Group and desires to engage Medical Group to render and perform the professional component of the Diagnostic Tests through the services of one or more physicians employed by or under arrangement with Medical Group who are licensed and legally authorized to render such professional services in the State of California; and

WHEREAS, Medical Group is wholly-owned by and employs Lawrence Weiss, M.D., who is licensed and authorized to practice medicine in the State of California (the “Physician”) and is trained, experienced and board-certified in the field of pathology, and Medical Group is willing to provide the professional expertise and experience through its Physician in those areas required or desired by NeoGenomics; and

WHEREAS, NeoGenomics desires to contract with Medical Group for the rendition and performance of the professional component of the Diagnostic Tests and the provision of other medical services, as more fully described in this Agreement, and Medical Group agrees to render and perform the professional component of the Diagnostic Tests and to provide the other medical services as an independent contractor to NeoGenomics, on the terms and conditions set forth in this Agreement; and

WHEREAS, Medical Group desires to engage the services of NeoGenomics to provide administrative services in the manner hereinafter stated, and NeoGenomics agrees to provide such administrative services, on the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated into this Agreement as an integral part hereof, and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NeoGenomics and Medical Group/Physician, intending to be legally bound, hereby agree as follows:

1.PROFESSIONAL COMPONENT AND OTHER MEDICAL SERVICES:

(a)Services. NeoGenomics shall engage Medical Group to provide and Medical Group shall employ Physician to perform the professional interpretation of the Diagnostic Tests performed by Laboratory (the "Professional Component Services"). In addition, Medical Group shall provide through Physician such other medical services of a Chief Medical Officer of the Laboratory including, but not limited to, providing liaison services with health care providers and ordering physicians, reviewing and establishing protocols for testing, establishing clinical parameters for procedures, evaluating and making recommendations regarding new diagnostic procedures, providing in-service education to the Laboratory staff, providing community education to medical service providers, seeking medical licensure of Physician in additional states in order to support the business objectives of NeoGenomics, and such other medical related functions as NeoGenomics may reasonably request (the “Other Medical Services”, and together with the Professional Component Services, the “Services”). Unless otherwise agreed upon between the parties in writing, Medical Group and Physician shall perform all functions related to the Professional Component Services at one of the Laboratories. Medical Group and Physician further agree that they will not provide services under this Agreement at any location other than one of the Laboratories unless such location has obtained the appropriate California licensures and has been CLIA certified. Physician also agrees that he or she is responsible for being in compliance with all state laws regarding licensure and permission to practice medicine at all times while performing Services under this Agreement. Medical Group agrees that it shall not have any person other than Physician provide Services under this Agreement without the express written consent of NeoGenomics. Medical Group shall also ensure that Physician and any other physician it appoints to provide Services under this Agreement with NeoGenomics’ written consent shall have the appropriate qualification and expertise to perform the Services, including, being licensed as a physician to practice in the state of California, board certified in pathology, and that Physician and such other physicians that may provide Services hereunder shall maintain such qualifications during the term of this Agreement.

(b)Exclusivity to NeoGenomics. Medical Group and Physician agree that they will not permit their names to be used by, nor engage in or carry on, either individually or as an owner, manager, director or officer of any entity, or as an employee, agent, associate or consultant of any person or entity, any business or operation offering for profit genetic and molecular testing services related to cancer that are the same or similar to those offered by NeoGenomics (the “Business”) during the term of this Agreement, without prior written approval from NeoGenomics. Medical Group further agrees that it has not entered into and will not enter into any agreement or arrangements preventing or affecting Medical Group’s or Physician’s ability to perform any of its obligations under this Agreement or in any way interfering with NeoGenomics’ Business during the term of this Agreement, and Medical Group agrees to indemnify and hold harmless NeoGenomics from any and all claims, damages, losses, liabilities, costs (including reasonable attorneys’ fees) relating to any such agreements and/or arrangements. Medical Group hereby grants to NeoGenomics a fully-paid up, non-exclusive, non-transferable license to use all names, marks, seals and logos used by Medical Group in any reasonable manner which NeoGenomics considers beneficial to NeoGenomics, including without limitation, notices to patients, or listings in local newspapers, phone books or other publications.

(c) Medical Group's Obligations to Medical Group Personnel. Medical Group shall be solely responsible for the satisfaction of any and all obligations it assumes with respect to any person it retains, employs or contracts with to assist in its performance under this Agreement, including, but not limited to, Physician. Such obligations shall include, but not be limited to, payment of all federal and state withholding taxes applicable to employees, compliance with federal and state wage-hour obligations (including overtime), workers' compensation obligations, unemployment insurance obligations, and other applicable taxes and contributions to government mandated employment related insurance and similar programs. This provision shall survive any termination or expiration of this Agreement. Medical Group agrees that if it hires, contracts with, or otherwise retains the services of any other qualified physician(s), other than the Physician, to provide any of the Services under this Agreement with NeoGenomics’ written consent, it will have any such other physicians execute an agreement that in part requires each such individual to comply and adhere to all the terms and conditions of this Agreement.

(d)Disclosures Regarding Medical Group and Physicians Working for Medical Group. Medical Group shall report promptly to NeoGenomics in writing any of the following events that occur at any time during the term of this Agreement. Should one of the events listed below occur regarding Physician or any other physician providing Services under this Agreement, Medical Group shall, upon request of NeoGenomics, prohibit the Physician or such other physician from providing any Services under this Agreement:

(i)any change in ownership or any type of disposition of Medical Group or the sale of substantially all of Medical Group’s assets;

(ii)any allegation, or any investigation or proceeding based on any allegation, against Physician or other physician providing Services under this Agreement, of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the practice of medicine or any non-voluntary suspension or revocation of (1) such physician’s license to practice medicine in any state, (2) such physician’s state or federal controlled substances registration, (3) such physician’s medical staff privileges at any hospital or other healthcare entity, (4) such physician’s board certification or recertification, or (5) such physician’s malpractice insurance that is maintained by NeoGenomics for the benefit of such physician under this Agreement;

(iii)any malpractice settlement, judgment, verdict or decree against Physician or other physician providing Services under this Agreement and/or any criminal complaint, indictment or criminal proceeding in which Physician or other physician providing Services under this Agreement is named as a defendant;

(iv)any investigation or disciplinary proceeding or action instituted against Physician or other physician providing Services under this Agreement by any licensure board, hospital, medical school, healthcare facility or entity, professional society or association, third party payor, professional review committee or body, or governmental agency, including, but not limited to, any license revocation by any licensure board;

(v)any investigation or proceeding, whether administrative, civil or criminal, relating to an allegation against Physician or other physician providing Services under this Agreement involving or related to (1) billing improprieties, (2) violations of the rules of Medicare, Medicaid or other federal state healthcare program, or (3) potential violations of any federal or state law prohibiting kickbacks, fee-splitting, false claims, or referrals to entities or individuals with which Physician or other physician providing Services under this Agreement or his or her immediate family has a financial/ownership interest; and

(vi)any condition that impairs or may impair Physician’s or other physician providing Services under this Agreement’s ability to practice medicine, including but not limited to, Physician’s or such other physician's dependency on, or episodic abuse of, alcohol or controlled substances, or any participation in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program.

2.NEOGENOMICS ADMINISTRATIVE SERVICES AND DUTIES: Medical Group hereby engages NeoGenomics to perform administrative services, which shall include certain administrative, billing, and non-physician services for the daily support of the business operations of Medical Group. These administrative services (the “Administrative Services”) shall include, without limitation:

(a)  Transcribing reports, transmitting reports to referring physicians, all other technical support necessary to allow Physician and such other physician hired by or under arrangement with Medical Group to provide the Services under this Agreement, non-medical staff support, marketing, advertising, office space, furniture, fixtures, equipment, facility and equipment maintenance, utilities, maintenance, janitorial services, supplies, managed care contract administration (including, without limitation, revenue recovery and member eligibility determination), accounting, bookkeeping, budgeting, storage, preparation of financial reports, billing (as set forth in this Agreement), accounts payable, accounts receivable, management information systems, facilities management, liability insurance, workers compensation insurance, and property and casualty insurance in connection with the Services provided by Medical Group through Physician or other physician hired by or under arrangement with Medical Group to NeoGenomics pursuant to this Agreement.

(b)  During the term of this Agreement, NeoGenomics shall use its skills and efforts to the performance of, and to perform diligently on a timely basis, its duties. NeoGenomics shall comply with all applicable laws, regulations and administrative procedures of federal and state government agencies in the billing and collection of Professional Component Services rendered by Medical Group. NeoGenomics shall defend and indemnify Medical Group from any claim due or alleged to be due to false or fraudulent billing performed by NeoGenomics. Medical Group shall ensure that Physician and any other physicians employed by or under arrangement with Medical Group to provide Services under this Agreement retain full control over, and NeoGenomics shall exert no control over, the exercise of professional judgment and care in all tasks performed as a licensed physician and the administrative functions pertaining thereto.

(c) Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that Physician and such other physician employed by or under arrangement with Medical Group to provide Services under this Agreement shall at all times exercise his/her own professional judgment in the practice of medicine, including but not limited to all patient care decisions appropriate to the specialty of pathology. Medical Group shall also ensure that Physician or such other physician employed by or under arrangement with Medical Group to provide Services under this Agreement retains final authority regarding the operations of Medical Group, including but not limited to the selection and retention (as it relates to clinical competency or proficiency) of clinical staff, contractual relationships with third-party payers, coding and billing of claims, and the selection of medical equipment and supplies.

3.COMPENSATION

(a)  During the term of this Agreement, NeoGenomics agrees to compensate Medical Group as follows:

(i)  As consideration for the Services provided by Medical Group through Physician or such other physician employed by or under arrangement with Medical Group hereunder, NeoGenomics shall pay to Medical Group a minimum annual amount (the "Base Compensation") equal to $600,000, payable on a bi-weekly basis for no less than two hundred twenty-five (225) full business days (at least 8 hours) of Services (or the equivalent thereof in partial business days) per calendar year with the understanding that such minimum number of full business days of Services in a year shall be two hundred twenty-five (225) (the "Minimum Services Requirement"). The Parties further agree that if workload demand requires Medical Group to work more than 225 full business days in a year, the Medical Group's minimum number of business days worked for the subsequent year shall be reduced by one full business day for each full business day worked more than the annual requirement in the previous year. Notwithstanding the foregoing, under no circumstances shall Medical Group's required number of full business days worked for any one calendar year decrease by more than five (5) full business days to less than two hundred twenty (220) full business days. In the event that Medical Group provides less than the Minimum Services Requirement in any given calendar year, such Base Compensation shall be pro-rated accordingly in the final three calendar months of the calendar year for any shortfall. Medical Group acknowledges and agrees that such Base Compensation includes within it (A) $5,000 of additional compensation to help defray the cost of any continuing medical education ("CME") courses, professional association dues, books, and memberships of Medical Group's Physician or other physicians employed by or under arrangement with Medical Group to provide Services under this Agreement, and (B) $10,000 of additional compensation to help defray Medical Group's expenses with respect to the employer portion of the Medicare and Social Security payroll taxes and the workers compensation insurance coverage required under Section 4, and that such fees and expenses will not be separately reimbursable by NeoGenomics. Medical Group further acknowledges and agrees that any time spent by Physician or such other physician employed by or under arrangement with Medical Group to provide Services under this Agreement pursuing CME shall not be counted toward the Minimum Services Requirement under this Agreement without the express written consent of NeoGenomics. Medical Group also agrees that it will work in good faith to have each of its physicians providing Services hereunder meet the NeoGenomics quality and performance standards that it has established for pathologists.

NeoGenomics agrees that Physician or such other physician employed by or under arrangement with Medical Group to provide Services under this Agreement will not be expected to provide Services on any legal holidays formally recognized by NeoGenomics unless mutually agreed to with Medical Group on behalf of Physician or other Medical Group physician as part of the NeoGenomics pathologist rotation schedule. Medical Group agrees that it will notify NeoGenomics in writing of any time that Physician or other Medical Group physician will be unavailable to provide Services during normal working hours and, to the extent possible, at least four weeks in advance of any period in which Physician or other Medical Group physician will be unavailable to provide Services for longer than one day and agrees to coordinate any days in which Physician or other Medical Group physician will be unavailable to provide Services with NeoGenomics' Chief Executive Officer or the Medical Director of the Laboratory in which Physician or other Medical Group physician is providing Services and will work in good faith with NeoGenomics to schedule time off in a way that enables NeoGenomics to balance the workload of all physicians providing services to NeoGenomics so as not to jeopardize patient care or customer relationships. Medical Group and Physician further agree that Physician or any other Medical Group physician providing Services under this Agreement will not take vacation or otherwise be unavailable to provide Services for a period of longer than two (2) consecutive weeks at any given time while this Agreement is in effect without the prior written approval of NeoGenomics. Medical Group agrees to submit monthly reports to NeoGenomics within fifteen (15) days of the end of any given calendar month with the number of full working days (where no less than 8 hours of Services were provided) and the number of partial working days with the number of hours spent on each such partial working day in which Physician or other Medical Group physician provided Services in the previous month.

(ii)  Medical Group will be eligible for a performance-based bonus through Medical Group's Physician, as a participant in the NeoGenomics Management Incentive Plan ("MIP"), which shall set annual target incentives for Medical Group's Physician and other NeoGenomics' senior ranking employees that are determined by the Compensation Committee. NeoGenomics will target an annual bonus of up to 40% of the Medical Group's Base Salary (the "Target Bonus"), with the actual amount of the bonus if any, to be determined by and in the sole discretion of the Compensation Committee after consideration of specified metrics established by the Board or the Compensation Committee for such fiscal year. Medical Group shall be eligible to receive up to 200% of the Target Bonus in the event that NeoGenomics' and/or Medical Group's performance exceeds the thresholds set for the Target Bonus. Except as otherwise agreed to by the parties in writing, Medical Group must be engaged hereunder on the last day of a fiscal year in order to be eligible for a bonus for such fiscal year.

(iii)  Medical Group's Physician will be eligible for stock option grants and grants of restricted stock for Executives of the Company on an annual basis as a part of the Compensation Committee of the NeoGenomics Board of Directors annual compensation review process. The grant of such options and restricted stock will be made pursuant to the NeoGenomics equity incentive plan then in effect and will be evidenced by a separate Stock Option and/or Restricted Stock Agreement, which NeoGenomics will execute with Physician in accordance with the Company's annual compensation review process.

(iv) The Compensation shall be paid to the Medical Group without regard to the actual fees collected by NeoGenomics that may represent the reimbursement for the Professional Component Services of any Diagnostic Tests performed. If such fees actually collected are not sufficient to cover the Compensation, then NeoGenomics shall pay such difference from its own resources, and such amounts shall not be subject to reimbursement, recoupment or offset from previously paid or subsequently payable Compensation.

(v) Medical Group acknowledges and agrees that Physician and other physicians employed by or under arrangement with Medical Group to perform Services under this Agreement on a full-time basis will also be entitled to participate in all medical, dental, and insurance benefits that NeoGenomics offers to its independent contractors (reported on IRS Form

1099) in accordance with NeoGenomics’ policy for such benefits at any given time. In this regard, NeoGenomics will pay that portion of such benefits as it would normally pay for full-time employees of NeoGenomics. Notwithstanding the forgoing, Medical Group understands and acknowledges that neither Physician nor other Medical Group Physician will be eligible to participate in the NeoGenomics 401K Plan. NeoGenomics reserves the right to modify its benefit programs at any time in its sole discretion.

(vi)  This Agreement has been negotiated on the basis of the Medical Group employing only the Physician and that Medical Group will provide all Services to NeoGenomics under this Agreement through Physician. If Medical Group hires or retains additional physician(s) during the term of this Agreement, Medical Group agrees that Physician shall continue to be the primary provider of Medical Group’s Services to NeoGenomics unless otherwise agreed upon in writing by NeoGenomics.

(b)  Medical Group hereby appoints NeoGenomics as its billing agent and NeoGenomics agrees to bill and collect for all Professional Component Services provided by Physician or other Medical Group physician on behalf of Medical Group during the term of this Agreement. NeoGenomics will bill for the technical component and the professional component of all Diagnostic Tests on a global basis, and all monies received by NeoGenomics for the Diagnostic Tests that is in excess of the Compensation will be retained by NeoGenomics as compensation for the Administrative Services provided in Section 2(a) (the "Administrative Fee"). Medical Group, Physician, and any other physician employed by Medical Group to perform Services under this Agreement shall do such things and execute such documents as necessary to enable NeoGenomics to bill and collect for the Professional Component Services rendered by Physician or other Medical Group physician pursuant to this Agreement. The Parties acknowledge that under the policies of the Center for Medicare and Medicaid Services, the Parties have joint and several liability with respect to any overpayment relating to claims submitted by NeoGenomics for Professional Component Services furnished by Medical Group through Physician and other Medical Group physicians. Medical Group agrees to complete and provide to NeoGenomics all documents, opinions, diagnoses, recommendations, records and other evidence necessary for supporting the fees charged for Professional Component Services. It is expressly understood that the extent to which NeoGenomics will endeavor to collect fees, the methods of collecting, the settling of disputes with respect to charges and the writing off of fees that may be or appear to be uncollectible shall at all times be at the reasonable discretion of NeoGenomics. NeoGenomics does not guarantee the extent any fees billed will be collected. Medical Group shall have the right at all reasonable times and upon the giving of reasonable notice to examine, inspect and copy the records of NeoGenomics pertaining to such fees, charges, billings, costs and expenses. Notwithstanding anything to the contrary herein, Medical Group and Physician agree to cooperate as necessary to facilitate NeoGenomics' entry into or maintenance of any arrangements with third party payors (e.g., entities that are authorized to contract for healthcare services under public or private health and/or hospital programs) during the term of this Agreement.

(c) Administrative Fee after Termination.

(i) Upon any termination of this Agreement, NeoGenomics shall continue to bill and collect for all Professional Component Services rendered by the Physician or other Medical Group physician to the date of termination. NeoGenomics will pay to Medical Group any sums due for Compensation with respect to Services rendered by Medical Group through the date of termination. NeoGenomics shall be entitled to retain all additional sums as post-termination Administrative Fee. Medical Group shall have no right, title or interest to accounts receivable, proceeds from accounts receivable or other income from any source derived in whole or in part from services rendered by Medical Group pursuant to this Agreement.

(d)  During the term of this Agreement, NeoGenomics agrees to reimburse Medical Group and/or Physician for fees and expenses in connection with performing Services hereunder as follows:
(i)  NeoGenomics will reimburse Medical Group for all state licensing and associated fees of Physician or other Medical Group physician necessary to perform the Services on behalf of NeoGenomics under this Agreement.

(ii)  NeoGenomics will reimburse Medical Group for any travel, meals and other related expenses reasonably incurred by Physician or other Medical Group physician in connection with providing the Services hereunder, so long as such expenses are in accordance with the limits set forth in NeoGenomics’ expense reimbursement policies. Medical Group shall ensure that any such travel, meals and other related expenses incurred by Physician or other Medical Group physician related to the provision of Services shall be within the limits imposed by the Stark Law and will promptly be reported to NeoGenomics within thirty (30) days of incurring such expenses.

4.INSURANCE: NeoGenomics will pay for and maintain professional liability insurance covering Physician and any other approved Medical Group physician on a claim-made basis for the Services provided under this Agreement, with coverage limits of at least One Million Dollars ($1,000,000) per incident and Three Million Dollars ($3,000,000) in aggregate or similar coverage. Such insurance will cover only the Services provided by Physician or other Medical Group physicians for NeoGenomics under this Agreement. If Physician or other Medical Group physician desires additional insurance coverage, it will be Medical Group’s and/or the Physician’s or other Medical Group physician’s responsibility to obtain and pay for such coverage. Upon termination or expiration of this Agreement, NeoGenomics will continue to insure the incurred, but not reported incidents that arise out of Services performed by Physician or other Medical Group physician under this Agreement as part of its ongoing claims made policy. Medical Group agrees that it will obtain/secure Workers’ Compensation insurance which complies with the statutory limits and Employers Liability of at least $500,000 each accident/policy for the Physician and any other Medical Group physicians providing Services hereunder. The Workers’ Compensation policy must include a Waiver of Subrogation in favor of NeoGenomics. Medical Group, Physician, and other Medical Group physician(s) providing Services under this Agreement understand and acknowledge that they will have no claim to the Worker’s Compensation policy of NeoGenomics. The cost of said insurance will be the responsibility of Medical Group. Medical Group agrees that it will provide a certificate of insurance evidencing such Workers Compensation policy within ten days of the date of this Agreement and annually thereafter upon renewal or at any other time requested by NeoGenomics in writing. In the event that Medical Group fails to procure such Workers Compensation insurance, NeoGenomics shall be entitled to purchase a Workers Compensation insurance policy covering Physician and any other Medical Group physicians providing Services hereunder and deduct any amounts paid for such insurance premiums from the Base Compensation in any months in which it incurs such premium expense.

5.RELATIONSHIP OF THE PARTIES: NeoGenomics, on the one hand, and Medical Group, on the other hand, shall act at all times under this Agreement as independent contractors. Nothing in this Agreement shall be construed or be deemed to create a relationship of employer and employee or principal and agent or any relationship other than that of independent Parties contracting with each other solely for the purpose of carrying out the purposes expressed in this Agreement. The Medical Group shall ensure that Physician and other Medical Group physicians exercise at all times independent medical judgment with regard to the performance of Services under this Agreement. NeoGenomics shall provide the Administrative Services to Medical Group pursuant to the terms of this Agreement and as required by the laws and regulations governing licensed and CLIA-certified clinical laboratories. Medical Group shall ensure that Physician and other Medical Group physicians are solely responsible for determining the manner in which the Services are provided and shall ensure that such Services are rendered in accordance with the applicable professional standards of care. Medical Group shall ensure that Physician and other Medical Group physicians at all times are governed and abide by all applicable clinical licensure, certification, and accreditation laws, regulations, and standards, and the policies and procedures of NeoGenomics adopted to comply with such standards. The relationship of the Parties is and shall remain that of independent parties to a contractual relationship as specified in this Agreement. Each Party shall be and remain responsible for all hiring and firing decisions relating to its personnel and for all costs associated with its personnel, including but not limited to salaries, wages, other compensation, taxes, tax withholding and fringe benefits (if any). In the event the Internal Revenue Service or other government agency should challenge the independent contractor status of the Parties, the Parties agree that each Party shall have the right to participate in any discussions or negotiations associated therewith.

6.NO CONNECTION TO REFERRALS: The Parties agree and acknowledge that the respective services to be rendered by the Parties as contemplated by this Agreement shall constitute valuable and necessary services to the other Party, and that the amounts payable under Section 3 of this Agreement represent the fair market value of the items and services to be rendered by each Party. The Parties further acknowledge that it is their intention that compensation payable under this Agreement shall be for actual services rendered and shall not represent, and is not intended to represent remuneration, direct or indirect, in consideration for the referral of patients or business generated between the Parties, if any.

7.TERM AND TERMINATION

(a)  The term of this Agreement shall commence on the Effective Date and shall continue for an initial term of one (1) year, unless otherwise terminated as provided herein. Thereafter, this Agreement shall automatically renew for subsequent terms of one (1) year, unless otherwise terminated as provided herein.

(b) Termination for Cause:

(i) NeoGenomics may terminate this Agreement at any time for “Cause” (as hereinafter defined), effective immediately upon written notice to Medical Group. As used herein, the term “Cause” shall mean: (A) commission of a material breach of this Agreement, which breach is curable, in the judgment of NeoGenomics, and continues 30 days after receipt of notice which states with particularity the nature of the breach; (B) Medical Group, Physician, or any Medical Group physician is charged with a felony or misdemeanor involving moral turpitude; (C) Medical Group, Physician or other Medical Group physician commits an act or omission that could subject Medical Group, Physician, other Medical Group physician or NeoGenomics to administrative sanctions, civil or criminal penalties, fines; or assessments; (D) termination, restriction, suspension, exclusion or debarment of Medical Group’s, Physician’s, or other Medical Group physician’s participation in the Medicare, Medi-Cal, Medicaid, or any other private, state or federal health benefit program; (E) Medical Group, Physician, or other Medical Group physician is charged with a violation of any law pertaining to the performance or rendition of health care goods or services, health care fraud or abuse, or insurance fraud; (F) revocation, restriction, suspension or other non-voluntary loss of Physician’s or other Medical Group physician’s license to practice medicine in any jurisdiction, or (G) any repeated behavior of Physician or other Medical Group physician at any of the Laboratories that in the good faith judgment of the Chief Executive Officer of NeoGenomics violates the policies and procedures of NeoGenomics relating to discrimination, harassment or work place violence.

(ii) Medical Group also may terminate this Agreement at any time for “Cause” (as hereinafter defined), effective immediately upon written notice to NeoGenomics. As used herein, the term “Cause” shall mean a material breach of this Agreement by NeoGenomics which breach continues after 30 days’ notice and opportunity to cure.

(c)  Termination Without Cause: Medical Group may terminate this Agreement without Cause, and for any reason or no reason, at any time after giving written notice of its intention to terminate to NeoGenomics at least ninety (90) days prior to the intended date of termination. NeoGenomics may terminate the MSA without Cause, and for any reason or no reason, at any time of its intention to terminate to the Medical Group and Physician.

If NeoGenomics terminates the MSA without Cause, and for any reason or no reason, at any time of its intention to terminate to the Medical Group and Physician, as long as the Medical Group and Physician execute a general waiver and release of all claims which the Medical Group and Physician may have against NeoGenomics, which form of the general waiver and release will be determined in the sole discretion of NeoGenomics, then NeoGenomics agrees that, as severance, it will pay to the Medical Group the Base Compensation for a period of twelve (12) months from the termination date (the “Severance Payments”) payable in equal installments at such times as is consistent with normal NeoGenomics payroll policy. In the event that Physician obtains employment outside of the Medical Group during any period where Severance Payments are being made, Medical Group and Physician will promptly notify NeoGenomics of the nature of the new employment. Provided that such employment does not violate the terms of the Confidentiality and Non-Solicit Agreement, such Severance Payments will continue to be paid. Other than the Severance Payments, NeoGenomics shall have no further obligation to the Medical Group or to Physician after the date of such termination; provided, however, that Medical Group shall only be entitled to continuation of the Severance Payments as long as Physician is in compliance with the provisions of the Confidentiality and Non-Solicit Agreement, which is part of the MSA.

(d)  Change in Law: In the event there is a change or clarification in law, regulation, or policy by a court or governmental agency with regulatory jurisdiction over the Parties such that any of the terms or provisions of this Agreement could be deemed to be in violation or contravention of applicable law or regulations, or either Party’s right to compensation for its services will be affected materially and adversely by such changes or clarifications, the Parties agree to take such actions as may be necessary to modify this Agreement and to do such other things as they deem prudent or necessary to bring the affected provisions or terms into compliance while maintaining the Parties in substantially the same economic position. If the Parties are unable to mutually agree to amend the affected provisions of this Agreement after good faith negotiations, either Party may terminate the Agreement by providing not less than thirty (30) days advance written notice to the other, it being the express intent of the Parties that this Agreement comply at all times with applicable federal and California laws and regulations. The negotiation period shall be shortened as necessary to prevent either Party from operating in violation of applicable law.

8.PROPRIETARY CONFIDENTIAL INFORMATION AND TRADE SECRETS: Neither Party hereto shall derive from this Agreement any proprietary interest in the other Party, and each Party agrees that it will not, during the term of this Agreement or at any time thereafter, either directly or indirectly, divulge, communicate or use to the detriment of the other Party, any confidential information or trade secrets of the other Party, including without limitation any financial information, information relating to the pricing of the technical or professional services, know-how, copyrighted materials or other information relating to each Party’s business and any other information provided to the other Party which is not publicly available from independent sources. Each Party further agrees that, immediately upon the request of the other Party, it will deliver to the requesting Party all documents and other materials (including copies, if any) which constitute the confidential information of the requesting Party, it will not retain copies of any such documents or materials, and it will use its best efforts to recover all such information obtained by others or to make others keep the information confidential. An authorized officer of the returning Party shall certify the return of all confidential information in writing to the requesting Party. Medical Group further agrees that it will have Physician and any other Medical Group physician providing Services under this Agreement enter into the form of Confidentiality and Non-Solicit Agreement attached hereto as Exhibit 1, which shall be read in pari materia with this Agreement in their respective individual capacities. Physician expressly agrees that he or she will enter into such Confidentiality and Non-Solicit Agreement prior to or simultaneously with Medical Group’s execution of this Agreement.

9.ASSIGNMENT: This Agreement shall not be assignable, in whole or in part, by either Party without the written consent of the other Party, except that:

(a)  NeoGenomics, with prior notice to but without the consent of Medical Group, may assign its rights and delegate its obligations under this Agreement to an affiliate; or to any unaffiliated corporation, firm or other business entity (i) with or into which NeoGenomics may merge or consolidate; or (ii) to which NeoGenomics may sell or transfer all or substantially all of its assets. After any such assignment by NeoGenomics, NeoGenomics shall be discharged from all further obligations hereunder and such assignee shall thereafter be deemed to be “NeoGenomics” for the purposes of all provisions of this Agreement.

(b)  This Agreement secures the Services of Medical Group based upon the professional training, experience and qualifications of Physician and other Medical Group physicians as required by NeoGenomics. Accordingly, Medical Group shall ensure that Physician or other Medical Group physicians do not delegate any duties, responsibilities or obligations without the advance written consent of NeoGenomics.

10.SURVIVAL AND REMEDIES: Medical Group acknowledges and agrees that Medical Group’s covenants in this Agreement are reasonable and necessary in order to protect the legitimate interests of NeoGenomics, and that any violation thereof by Medical Group would result in irreparable injuries to NeoGenomics. Therefore, Medical Group acknowledges and agrees that, in the event of a violation by Medical Group of any of those covenants, NeoGenomics shall be entitled to obtain, from any court of competent jurisdiction, temporary, preliminary and permanent injunctive relief to prevent a threatened breach or to obtain a halt to an actual breach by Medical Group of any of Medical Group’s covenants contained in this Agreement, in addition to any other rights or remedies to which NeoGenomics may be entitled at law or in equity by reason of any such breach or threatened breach of this Agreement

11.HIPAA: The Parties agree to comply with applicable federal and state privacy and security laws and regulations, including those enacted pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). Each Party shall document all services rendered in the clinical laboratory records of NeoGenomics during the term hereof in accordance with the policies and procedures of NeoGenomics. Medical Group shall ensure that Physician and other Medical Group physician shall prepare and submit such interpretive reports, forms, and documents as reasonably requested by NeoGenomics to document the services rendered pursuant to this Agreement. Medical Group may retain copies of all interpretive reports prepared by Physician and any other Medical Group physician in connection with the Diagnostic Tests, which copies shall be owned by Medical Group. Unless required by service of process or law, Medical Group shall not provide access to or copies of records to any person other than on behalf of and at the request of NeoGenomics. Medical Group shall promptly advise NeoGenomics upon receipt of any request for records.

12.SEVERABILITY: If any provision of this Agreement is held to be invalid, illegal or unenforceable, then that provision shall be reformed to the maximum extent permitted to preserve the Parties’ original intent as agreed by the Parties; failing which, such provision shall be severed from this Agreement with the balance of the Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction, case or circumstance, or of rendering invalid any other provisions of this Agreement to the extent that such other provisions are not themselves actually in conflict with any applicable law.

13.COSTS OF ENFORCEMENT: In any dispute arising under or relating to this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ and paralegals’ fees and expenses incurred. For this purpose, the term “prevailing Party” shall mean the Party whose position is substantially sustained in the settlement or in the final judgment rendered in any litigation.

14.HEADINGS: The headings appearing in this Agreement are for convenience and reference only and shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of the provisions of this Agreement.

15.COUNTERPARTS: This Agreement may be executed in any number of counterparts, and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Agreement.

16.NOTICE: Any and all notices required, or permitted, to be given under this Agreement will be sufficient if furnished in writing and shall be effective immediately upon personal delivery, or the following day if sent by facsimile transmission with confirmation of receipt, or two days after being deposited in the U.S. Postal Service, postage prepaid, registered or return receipt requested, or two days after being deposited with a commercial overnight courier (e.g., Federal Express, DHL, UPS, etc.), return receipt or confirmation of delivery requested, to the address set forth herein or to such other address of record furnished by either Party to the other in accordance with this Section 15.

17.PARTICIPATION IN FEDERAL AND STATE HEALTH PROGRAMS: Each of the Parties hereto warrants and represents that neither it, nor any of its officers, directors, or employees, is or has been debarred, suspended, excluded or otherwise ineligible to participate in any federal or state health program. Each Party hereby agrees that it shall notify the other Party in writing within five (5) days should it become debarred, suspended, excluded or otherwise ineligible to participate in any federal or state health program. In addition, Medical Group further hereby warrants and represents that neither Physician nor any physician employed by or under arrangement with Medical Group to provide Services under this Agreement is, or has been, debarred, suspended, excluded or otherwise ineligible to participate in any federal or state health program, and Medical Group shall notify NeoGenomics in writing within five (5) business days should any such person providing Services under this Agreement become debarred, suspended, excluded or otherwise ineligible to participate in any federal or state health program. In the event either Party receives such notice or becomes aware that the other Party, Physician, or other Medical Group physician, has been disbarred, suspended, excluded or otherwise ineligible to participate in any federal or state health program, it may immediately terminate this Agreement upon written notice to the other Party.

18.COOPERATION REGARDING CLAIMS AND LITIGATION: Medical Group shall fully cooperate, and ensure that Physician and any other Medical Group physician fully cooperates, in assisting NeoGenomics and its duly authorized employees, agents, representatives and attorneys in investigating, defending or prosecuting incidents involving potential claims or lawsuits arising out of or in connection with the Services provided under this Agreement. This provision shall survive any termination or expiration of this Agreement.

19.NO THIRD PARTY BENEFICIARY: None of the provisions contained in this Agreement are intended by the Parties, nor shall they be deemed, to confer any benefit on any person not a party to this Agreement. This provision shall survive any termination or expiration of this Agreement.

20.INDEMNIFICATION: No Party hereto shall be liable for any loss or liability not caused by such Party's own negligence or willful act or omission, or such Party's failure to comply with its obligations hereunder, and each Party hereto agrees to indemnify and hold harmless the other from and against any and all claims, expenses, losses, and obligations arising out of such party's negligent acts or omissions. This provision shall survive the termination or expiration of this Agreement. This provision shall survive any termination or expiration of this Agreement.

21.ACCESS MAINTENANCE OF BOOKS AND RECORDS: Each Party agrees, in connection with this Agreement, to comply with Section 1861(v)(1)(I) of the Social Security Act, which is hereby incorporated herein, as it may be amended. The availability of books, documents and records hereunder shall be subject at all times to such criteria and procedures for seeking and obtaining access as may be promulgated by the Secretary of the Department of Health and Human Services, or other authorized federal officials, by rule, regulation or as otherwise provided by applicable law. The Parties agree that NeoGenomics shall maintain and control all documents prepared, created, received and or generated under this Agreement for such period of time as is required by law. Should this Agreement terminate, Medical Group may be provided with the originals or copies of any such records Medical Group and/or Physician or other Medical Group physician are required by law to maintain, except that should such documents be unable to be reasonably segregated from NeoGenomics’ records, Medical Group hereby appoints NeoGenomics its attorney-in-fact/custodian to maintain such records on behalf of Medical Group until such time as the records may be disposed by law. This provision shall survive any termination or expiration of this Agreement.

AGREED TO AND ACCEPTED

NeoGenomics:
NEOGENOMICS LABORATORIES, INC.

By: /s/ Douglas M. VanOort     Date: November 25, 2019
Douglas M. VanOort
Chairman and Chief Executive Officer

Medical Group:
Lawrence Weiss, M.D., INC.

By: /s/ Lawrence Weiss      Date: November 23, 2019
Lawrence Weiss, M.D.
President

Physician hereby individually joins in this Agreement for the purpose of agreeing to comply with those provisions of the Agreement relating to Physician.

By: /s/ Lawrence Weiss
Name: Lawrence Weiss, M.D.

EXHIBIT 1
Form of Confidentiality and Non-Solicit Agreement